                                                                    EXHIBIT 21.1


                        ASSOCIATED MATERIALS INCORPORATED

                         SUBSIDIARIES OF THE REGISTRANT

    Name of Subsidiary                                  State of Jurisdiction
    ------------------                                  ---------------------
  AMI Management Company                                      Delaware